As filed with the Securities and Exchange Commission on June 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VANDA PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0491827
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 300E

Washington, D.C. 20037

(Address of principal executive offices) (Zip Code)

VANDA PHARMACEUTICALS INC. AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Mihael H. Polymeropoulos, M.D.

Chief Executive Officer

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, N.W., Suite 300E

Washington, D.C. 20037

(Name and address of agent for service)

(202) 734-3400

(Telephone number, including area code, of agent for service)

Copies to:

Gregg A. Griner, Esq.

Albert Vanderlaan, Esq.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

Telephone: (617) 648-9100

Telecopy: (617) 648-9199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountings standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Stock Options and Common Stock, $0.001 par value	2,700,000 shares	$13.70	$36,990,000.00	$4,287.15

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2016 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Vanda Pharmaceuticals Inc. Includes rights to purchase shares of the registrant’s Series A Junior Participating Preferred Stock pursuant to the Rights Agreement dated September 25, 2008, as amended. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the Stock Options and Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and shares of Common Stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on June 12, 2017.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Vanda Pharmaceuticals Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016;

(b)	(1) The Registrant’s Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2017;

(2) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 9, 2017, February 15, 2017, March 6, 2017, March 13, 2017, May 2, 2017 and June 15, 2017, in each case only to the extent filed and not furnished;

(c)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-51863 on Form 8-A filed with the SEC on March 28, 2006, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description; and

(d)	The description of the Registrant’s Rights to Purchase Series A Junior Participating Preferred Stock contained in the Registrant’s Registration Statement No. 001-34186 on Form 8-A filed with the SEC on September 25, 2008, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “1933 Act”). The Registrant’s Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors and officers. The Indemnification Agreements provide the Registrant’s directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.8 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130759), as filed on March 17, 2006, and incorporated herein by reference)

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.10 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on September 25, 2008 and incorporated herein by reference)

4.3	Fourth Amended and Restated Bylaws of the Registrant, as amended and restated on December 17, 2015 (filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on December 21, 2015 and incorporated herein by reference)

4.4	Specimen certificate representing the common stock of the Registrant (filed as Exhibit 4.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130759), as filed on March 17, 2006, and incorporated herein by reference)

4.5	Rights Agreement, dated as of September 25, 2008, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.5 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on September 25, 2008 and incorporated herein by reference)

4.6	Amendment to Rights Agreement, dated as of December 22, 2009, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.6 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on December 22, 2009 and incorporated herein by reference)

5.1*	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP

10.1*	Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan, effective as of June 15, 2017

10.2*	Form of Notice of Stock Option Grant and Stock Option Agreement under Amended and Restated 2016 Equity Incentive Plan

10.3*	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under Amended and Restated 2016 Equity Incentive Plan

10.4*	UK Sub Plan under Amended and Restated 2016 Equity Incentive Plan

10.5*	Form of Notice of Stock Option Grant and Stock Option Agreement under the UK Sub Plan

10.6*	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under the UK Sub Plan

23.1*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney. Reference is made to page II-5 of this Registration Statement

*	Filed Herewith

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2016 Equity Incentive Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on this 15th day of June, 2017.

VANDA PHARMACEUTICALS INC.

By:	/s/ Richard L. Gulino
Richard L. Gulino
SVP, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Vanda Pharmaceuticals Inc., a Delaware corporation, do hereby constitute and appoint Mihael H. Polymeropoulos, M.D. and James P. Kelly, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mihael H. Polymeropoulos, M.D. Mihael H. Polymeropoulos, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2017

/s/ James P. Kelly James P. Kelly	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2017

/s/ H. Thomas Watkins H. Thomas Watkins	Director and Chairman of Board	June 15, 2017

/s/ Kenneth Bate Kenneth Bate	Director	June 15, 2017

/s/ Michael Cola Michael Cola	Director	June 15, 2017

/s/ Richard W. Dugan Richard W. Dugan	Director	June 15, 2017

/s/ Vincent J. Milano Vincent J. Milano	Director	June 15, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.8 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130759), as filed on March 17, 2006, and incorporated herein by reference)

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.10 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on September 25, 2008 and incorporated herein by reference)

4.3	Fourth Amended and Restated Bylaws of the Registrant, as amended and restated on December 17, 2015 (filed as Exhibit 3.1 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on December 21, 2015 and incorporated herein by reference)

4.4	Specimen certificate representing the common stock of the Registrant (filed as Exhibit 4.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130759), as filed on March 17, 2006, and incorporated herein by reference)

4.5	Rights Agreement, dated as of September 25, 2008, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.5 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on September 25, 2008 and incorporated herein by reference)

4.6	Amendment to Rights Agreement, dated as of December 22, 2009, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent (filed as Exhibit 4.6 to the Registrant’s current report on Form 8-K (File No. 001-34186) as filed on December 22, 2009 and incorporated herein by reference)

5.1*	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP

10.1*	Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan, effective as of June 15, 2017

10.2*	Form of Notice of Stock Option Grant and Stock Option Agreement under Amended and Restated 2016 Equity Incentive Plan

10.3*	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under Amended and Restated 2016 Equity Incentive Plan

10.4*	UK Sub Plan under Amended and Restated 2016 Equity Incentive Plan

10.5*	Form of Notice of Stock Option Grant and Stock Option Agreement under the UK Sub Plan

10.6*	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under the UK Sub Plan

23.1*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney. Reference is made to page II-5 of this Registration Statement

* Filed Herewith